UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 6, 2006
TERRA INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-8520 (Commission File Number)	52-1145429 (IRS Employer Identification No.)

Terra Centre
600 Fourth Street, P.O. Box 6000
Sioux City, Iowa 51102-6000
(712) 277-1340
(Address of Principal Executive Offices, including Zip Code)
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Amendment to Employment Severance Agreement
     On October 6, 2006, in connection with Mark A. Kalafut’s retirement, Terra Industries Inc. (the “Company”) and Mr. Kalafut amended the employment severance agreement between the Company and Mr. Kalafut to provide that Mr. Kalafut will be obligated to provide up to 50 eight-hour days of consulting services to the Company, such services to be rendered during the one-year period following Mr. Kalafut’s retirement. In consideration for agreeing to provide the consulting services, Mr. Kalafut will receive an amount equal to one-half times Mr. Kalafut’s current base salary, in addition to the payments and other benefits provided for in his employment severance agreement, which amount will be paid subject to the terms and conditions set forth in Mr. Kalafut’s employment severance agreement.
ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

10.1 Amendment to Employment Severance Agreement
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TERRA INDUSTRIES INC.
/s/ Joe A. Ewing
Joe A. Ewing
Vice President, Investor Relations and Human Resources

Date: October 10, 2006